UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 27, 2005
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                          GENELABS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


        California                        0-19222                94-3010150
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


505 Penobscot Drive, Redwood City, California                       94063
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  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (650) 369-9500
                                                   -----------------------------

                                      N/A
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On January 27, 2005, the Board of Directors (the "Board") of Genelabs Technologies, Inc. (the "Company") approved a discretionary incentive arrangement for Irene A. Chow, Ph.D., the Chairman of the Board of Directors and an employee of the Company. Because of the additional challenges the Company faces as a result of the failure of the Company's recent U.S. clinical trial to achieve its primary endpoint, the discretionary incentive arrangement provides for a cash bonus in an amount, if any, as may subsequently be determined in the discretion of the Board, not to exceed $1.0 million, payable to Dr. Chow in the event that the Company's application to the U.S. Food and Drug Administration (the "FDA") for its investigational drug, GL701 (Prestara), for any indication is approved by the FDA, or the Board determines, again in its discretion, that approval by the FDA is probable.

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

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                              GENELABS TECHNOLOGIES, INC.


                                              By: /s/ James A.D. Smith
                                                  ------------------------------
                                                  Name:  James A.D. Smith
                                                  Title: Chief Executive Officer

Date:  February 1, 2005

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